Exhibit 99.1
LUMINEX CORPORATION REPORTS FOURTH QUARTER
AND YEAR-END 2008 RESULTS
AUSTIN, Texas (February 5, 2009) — Luminex Corporation (NASDAQ:LMNX) today announced financial results for the fourth quarter and year ended December 31, 2008. Recent financial and operating highlights include the following:
•	Net income of $2.0 million for the fourth quarter of 2008 and $3.1 million of net income for 2008

•	Consolidated fourth quarter revenue of $28.2 million, a 31 percent increase over the fourth quarter of 2007; and 2008 consolidated revenue of $104.4 million, a 39 percent increase over 2007

•	System shipments of 250, resulting in cumulative life-to-date shipments of 5,891, up 18 percent from the fourth quarter a year ago; representing the ninth consecutive quarter of system shipments of 200 or more

•	Fourth quarter consumables revenue of $8.3 million and royalty revenue of $4.0 million, up 53 percent and 44 percent, respectively, from the fourth quarter of 2007. For the year ended 2008 royalties increased 45 percent and consumables increased 65 percent over the prior calendar year

•	Consolidated gross profit margin of 69 percent for the fourth quarter 2008, and 68 percent for the year 2008, compared with fourth quarter 2007 gross profit margin of 62 percent and 61 percent for 2007

•	Finished the year with $124.1 million in cash and investments

•	Delivered first commercial shipments of new instrument, FLEXMAP 3D™
Net income for the fourth quarter of 2008 was $2.0 million, or $0.05 per share, compared with a net loss of $2.8 million, or ($0.08) per share for the fourth quarter of 2007, excluding fourth quarter 2007 non-recurring items of $13.9 million. See attached reconciliation to GAAP reported results.

LMNX Reports Fourth Quarter and Year-End 2008 Results

February 5, 2009
LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Revenue
Technology group	$22,071	$17,428	$83,567	$62,436
Assay group	6,126	4,073	20,880	12,574

	28,197	21,501	104,447	75,010

Operating income (loss)
Technology group	2,445	39	9,033	(526)
Assay group	(291)	(2,982)	(5,680)	(16,892)

Operating income (loss)	2,154	(2,943)	3,353	(17,418)
“2008 was a transformational year for Luminex as the Company delivered a record performance and achieved several major milestones,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “In addition to record revenues and profits, we introduced innovative products, entered into exciting new partnerships and enhanced our balance sheet. Our fourth quarter results demonstrated the Company’s continuing momentum.”
“Record revenue growth, combined with the highest gross margins in our history, has positioned Luminex well for the future,” added Balthrop. “The successful execution of our growth strategy has led to our installed base of almost 6,000 instruments which continues to drive demand and high growth in our most profitable product lines. These resources provide Luminex with the ability to invest in the Company’s longer term growth strategies, such as innovative research and development projects, geographic and commercial expansion, and dedication to regulatory compliance. As we look toward 2009 and beyond, we believe that Luminex is well positioned to execute our growth strategy and continue to deliver long term shareholder value.”
FINANCIAL OUTLOOK AND GUIDANCE
The Company intends to provide annual revenue guidance, updated at each quarterly reporting period.
Guidance for Fiscal 2009
•	The Company currently expects full year 2009 revenue to be between $130 million and $140 million. The full year figures represent an increase of between 25 percent and 34 percent over reported 2008 revenue.

LMNX Reports Fourth Quarter and Year-End 2008 Results

February 5, 2009
CONFERENCE CALL
Management will host a conference call to discuss the operating highlights and financial results for the fourth quarter ended December 31, 2008, on Thursday, February 5, 2009, at 5:00 p.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for some time on the website using the ‘replay’ link.
ABOUT LUMINEX CORPORATION
Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP® can be obtained on the Internet at http://www.luminexcorp.com.
Statements made in this release that express Luminex’ or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements, which may include statements regarding the Company’s revenues for 2009, the Company’s continuing momentum, the Company’s position for the future and for executing on its growth strategy and delivering long term shareholder value, the ability of the Company’s installed base of instruments to continue to drive demand and growth for the Company’s business, and the ability of the Company to continue to invest in its long-term growth strategies, including research and development projects, geographic and commercial expansion, and dedication to regulatory compliance. Factors that could cause Luminex’ actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’ foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’ Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent,

LMNX Reports Fourth Quarter and Year-End 2008 Results

February 5, 2009
obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LMNX Reports Fourth Quarter and Year-End 2008 Results

February 5, 2009
LUMINEX CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31,
	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$81,619	$27,233
Short-term investments	40,501	6,944
Accounts receivable	11,024	11,827
Inventories, net	11,589	6,508
Prepaids and other	1,660	856

Total current assets	146,393	53,368

Property and equipment, net	12,567	12,673
Intangible assets, net	15,796	16,919
Long-term investments	2,000	—
Goodwill	39,617	39,617
Other	918	982

Total assets	$217,291	$123,559

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,580	$3,346
Accrued liabilities	7,181	6,811
Deferred revenue	2,671	2,276
Current portion of long term debt	445	134

Total current liabilities	14,877	12,567

Long-term debt	2,914	2,976
Deferred revenue	4,960	4,536

Total liabilities	22,751	20,079

Stockholders’ equity:

Common stock	40	35
Additional paid-in capital	279,255	191,218
Accumulated other comprehensive loss	(47)	(8)
Accumulated deficit	(84,708)	(87,765)

Total stockholders’ equity	194,540	103,480

Total liabilities and stockholders’ equity	$217,291	$123,559

LMNX Reports Fourth Quarter and Year-End 2008 Results

February 5, 2009
LUMINEX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenue	$28,197	$21,501	$104,447	$75,010
Cost of revenue	8,625	8,191	33,501	28,916

Gross profit	19,572	13,310	70,946	46,094
Operating expenses:
Research and development	4,729	4,348	18,628	15,383
Selling, general and administrative	12,689	11,905	48,965	40,729
In-process research and development	—	—	—	7,400

Total operating expenses	17,418	16,253	67,593	63,512

Income (loss) from operations	2,154	(2,943)	3,353	(17,418)
Interest expense from long-term debt	(186)	(116)	(592)	(513)
Other income, net	515	602	1,144	1,665
Settlement of litigation	—	11,500	—	11,500
Gain on settlement of liability	—	2,345	—	2,345
Income (loss) before income taxes	2,483	11,388	3,905	(2,421)

Income taxes	(474)	(327)	(848)	(290)

Net income (loss)	$2,009	$11,061	$3,057	$(2,711)

Net income (loss) per share, basic	$0.05	$0.31	$0.08	$(0.08)

Shares used in computing net income (loss) per share, basic	40,277	35,302	37,868	34,361
Net income (loss) per share, diluted	$0.05	$0.30	$0.08	$(0.08)

Shares used in computing net income (loss) per share, diluted	41,963	36,708	39,700	34,361

LMNX Reports Fourth Quarter and Year-End 2008 Results

February 5, 2009
LUMINEX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,009	$11,061	$3,057	$(2,711)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	1,874	1,618	7,001	5,063
In-process research and development expense	—	—	—	7,400
Gain on settlement of liability	—	(2,345)	—	(2,345)
Amortization of deferred stock, restricted stock and stock compensation expense	2,049	1,749	7,251	6,593
Loss on disposal of assets	1	—	8	88
Other	(820)	267	(415)	268
Changes in operating assets and liabilities:
Accounts receivable, net	1,679	375	694	(3,255)
Inventories, net	(2,041)	1,094	(5,081)	(129)
Other assets	(149)	777	(942)	1,019
Accounts payable	662	(32)	1,760	(2,958)
Accrued liabilities	1,035	906	(312)	(715)
Deferred revenue	(292)	478	830	75

Net cash provided by operating activities	6,007	15,948	13,851	8,393

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of held-to-maturity securities	(19,327)	(2,000)	(55,868)	(6,325)
Maturities of held-to-maturity securities	13,875	3,649	20,310	17,717
Purchase of property and equipment	(1,702)	(1,355)	(4,449)	(6,685)
Acquisition of business, net of cash acquired	—	—	—	(2,686)
Acquisition activity	24	—	(481)
Proceeds from sale of assets	—	—	19	30
Acquired intangible assets	—	(5)	—	(10)
Acquired technology rights	—	—	(1,216)	(265)

Net cash provided by (used in) investing activities	(7,130)	289	(41,685)	1,776

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on debt	—	—	(134)	(12,349)
Proceeds from secondary offering, net of offering costs	47	—	74,722	—
Proceeds from issuance of common stock	637	1,236	7,075	1,868
Other	—	—	—	13

Net cash (used in) provided by financing activities	684	1,236	81,663	(10,468)

Effect of foreign currency exchange rate on cash	440	35	557	118
Change in cash and cash equivalents	1	17,508	54,386	(181)
Cash and cash equivalents, beginning of period	81,618	9,725	27,233	27,414

Cash and cash equivalents, end of period	$81,619	$27,233	$81,619	$27,233

Interest and penalties paid	160	6	160	1,360

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
Purchase of leasehold improvements under trade payable arrangement paid in 2007	$—	$—	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH EFFECT OF ACQUISITIONS:
Purchase price	—	—	—	(49,401)
Common stock issued	—	—	—	41,754
Conversion of Tm options and warrants	—	—	—	2,315
Forgiveness of receivable from acquired company	—	—	—	1,232
Write-off of acquired technology rights	—	—	—	473
Cash acquired	—	—	—	940

Acquisition, net of cash acquired	—	—	—	(2,687)

-END-

LUMINEX CORPORATION
RECONCILIATION OF NET INCOME EXCLUDING NON-RECURRING ITEMS TO GAAP NET INCOME
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net income (loss)	$2,009	$11,061	$3,057	$(2,711)
Non-recurring items:
Settlement of litigation	—	(11,500)	—	(11,500)
Gain on settlement of liability	—	(2,345)	—	(2,345)

Net income (loss) excluding non-recurring items	$2,009	$(2,784)	$3,057	$(16,556)

Net income (loss) per share, basic	$0.05	$(0.08)	$0.08	$(0.48)

Shares used in computing net income (loss) per share, basic	40,277	35,302	37,868	34,361
Net income (loss) per share, diluted	$0.05	$(0.08)	$0.08	$(0.48)

Shares used in computing net income (loss) per share, diluted	41,963	36,708	39,700	34,361
The Company believes that the non-GAAP measure used in this presentation, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing financial and business trends regarding the Company’s ongoing business and operating performance. This non-GAAP measure should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.